UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2006

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

Effective March 23, 2006, SIRVA, Inc. (“SIRVA”), through its subsidiary SIRVA Worldwide, Inc. (“SIRVA Worldwide”), entered into a sixth amendment, dated March 23, 2006 (the “Sixth Amendment”), to the credit agreement, dated as of December 1, 2003 (as amended, the “Credit Agreement”), among SIRVA Worldwide, the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto. The lenders include affiliates of LaSalle Bank National Association and General Electric Capital Corporation, which are “purchasers” under SIRVA’s receivables securitization facility.

Among other matters, the Sixth Amendment amended the definition of “Applicable Margin” as it applies to ABR Loans and Eurocurrency Loans for both the Revolving Credit Loans and the Term Loans (in each case, as defined in the Credit Agreement).

The Sixth Amendment also (i) required that SIRVA deliver its audited financial statements for the year ending December 31, 2005 no later than August 15, 2006; (ii) extended until May 15, 2006 the deadline for SIRVA to deliver its unaudited financial statements for each of the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005; and (iii) required that SIRVA deliver its unaudited financial statements for the quarters ending March 31, 2006 and June 30, 2006, no later than October 16, 2006 and its unaudited financial statements for the quarter ending September 30, 2006 no later than December 15, 2006.

In connection with the Sixth Amendment, the lenders also consented to SIRVA’s sale of its Business Services Division in the United Kingdom and Ireland, which includes SIRVA’s U.K. Records Management business, GB Nationwide Crate Hire business and Irish Security Archives unit, pursuant to an agreement, effective as of March 15, 2006, between SIRVA UK Limited, a wholly-owned subsidiary of SIRVA, as seller, Crown Relocation Services Limited, as purchaser, and Crown Worldwide Holdings Limited, as purchaser’s guarantor.

In connection with the execution and delivery of the Sixth Amendment, SIRVA Worldwide paid the consenting lenders an amendment fee in an amount equal to 0.25% of the sum of each such lender’s Revolving Credit Commitment (as defined in the Credit Agreement) and Term Loans outstanding as of March 23, 2006.

The description of the Sixth Amendment set forth above is qualified in its entirety by reference to the actual terms of the Sixth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01                                             Other Events

Amendment of Corporate Governance Guidelines

By written consent of the Board of Directors (the “Board”) of SIRVA, dated March 9, 2006, the Board amended and restated SIRVA’s Corporate Governance Guidelines (the “Guidelines”). The Guidelines are effective as of March 9, 2006. The Guidelines are available on SIRVA’s website, www.sirva.com. Information on SIRVA’s website is not incorporated herein by reference.

Amendment of Directors Compensation Policy

By written consent of the Board, dated March 22, 2006, the Board further amended and restated the SIRVA, Inc. Directors Compensation Policy (as amended, the “Policy”) to provide for an annual payment of $15,000 to the chairperson of the Board’s finance committee. The Policy is effective as of March 22, 2006. The Policy is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(a)                               Financial Statements of Business Acquired.

Not applicable.

(b)                               Pro Forma Financial Information.

Not applicable.

(c)                                Shell Company Transactions.

Not applicable.

(d)                               Exhibits

10.1

Sixth Amendment, dated as of March 23, 2006, to the Credit Agreement, dated as of December 1, 2003, as amended, among SIRVA Worldwide, Inc., the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other agents parties thereto.

10.2	SIRVA, Inc. Directors Compensation Policy, as amended, dated as of March 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: March 29, 2006

	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit	Description

10.1

Sixth Amendment, dated as of March 23, 2006, to the Credit Agreement, dated as of December 1, 2003, as amended, among SIRVA Worldwide, Inc., the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other agents parties thereto.

10.2	SIRVA, Inc. Directors Compensation Policy, as amended, dated as of March 22, 2006